UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2010
COVANTA HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-06732	95-6021257

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

40 Lane Road
Fairfeld, New Jersey	07004

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 882-9000
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Ace (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On December 9, 2010, Covanta Holding Corporation (“Covanta” or the “Company”) announced the results of its cash tender offer (the “Tender Offer”) for any and all of its outstanding 1.00% Senior Convertible Debentures due 2027 (the “Debentures”). The Tender Offer expired at midnight, New York City time, on December 8, 2010, with $316,461,000 in aggregate principal amount of the Debentures (representing approximately 84.67% of the Debentures outstanding prior to the Tender Offer) validly tendered, not withdrawn and accepted by the Company for purchase. In accordance with the terms of the Tender Offer, the consideration to be paid for the Debentures is $990 per $1,000 in principal amount of the Debentures, plus accrued and unpaid interest up to, but not including, December 9, 2010, the payment date for the Tender Offer. The aggregate consideration to be paid for the Debentures purchased, exclusive of accrued and unpaid interest, is approximately $313,296,390. The Company will pay for all of the Debentures purchased pursuant to the Tender Offer with a portion of the net proceeds received from its offering of 7.250% senior notes due 2020.
     Attached hereto as Exhibit 99.1 and incorporated herein by reference is the press release announcing the results of the Tender Offer.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired – Not Applicable.
(b)	Pro Forma Financial Information – Not Applicable.
(c)	Shell Company Transactions – Not Applicable.
(d)	Exhibits:

Exhibit No.	Exhibit

99.1	Press Release, dated December 9, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: December 9, 2010
COVANTA HOLDING CORPORATION
(Registrant)

By: Name:	/s/ Timothy J. Simpson Timothy J. Simpson
Title:	Executive Vice President, General Counsel and Secretary

COVANTA HOLDING CORPORATION
EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release, dated December 9, 2010